UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2011

DAKOTA GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-143752	20-5859893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 N. Green Valley Parkway, Suite 200
Henderson, NV
(Address of Principal Executive Offices)

89074
(Zip Code)

(702) 990 3382
(Registrant’s Telephone Number, Including Area Code)

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 20, 2011, the bridge loan in the original principal amount of $80,000 accruing interest at 5% per year was extended by the holder.  The original bridge loan which was due August 20, 2011 was renewed into a new loan of $84,000 bearing interest at 5% per year and being due on August 20, 2012.  The unsecured loan may be repaid in its entirety including the outstanding interest earlier than August 20, 2012 as long as the Company advises the lender of such intent to repay 15 days in advance.

For all the terms and conditions of the bridge note reference is hereby made to such document annexed hereto as Exhibit 10.5. All statements made herein concerning the foregoing document is qualified by reference to said Exhibit.

Section 3 - Securities and Trading Markets

Item 3.02   Unregistered Sales of Equity Securities

On September 1, 2011 the Registrant issued 2,000,000 common shares at $0.05 per share for a total offering price of $100,000 to Mr. Bobby Niijar, the newly appointed officer and director of the Registrant. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Niijar is an officer and director of the Registrant and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

As a result of such issuance, Mr. Niijar owns 85.25% of the issued and outstanding shares of the Registrant.

Section 5.    Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 31, 2011 the Board of Directors of Dakota Gold Corp. (the “Registrant”) elected Mr. Bobby Nijjar President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director of the Registrant.

Mr. Nijjar, age 38, has been involved in residential real estate since 2006.  From 2006 to 2008 he was employed by Keller Williams Realty and from 2008 to current he has worked as a realtor at Legacy Real Estate and Associates.  Both of these forms are privately-owned real estate businesses located in Fremont, California.  Mr. Nijjar’s specialty is residential investments.  In 2002 he completed a Bachelor of Science Degree with a dual major of Business Administration and Marketing from the University of Phoenix. Mr. Nijjar was appointed as an officer and director of the Registrant as a result of his business experience and as a result of him becoming the Registrant’s controlling shareholder.

lso effective as of August 31, 2011 Mr. Daulat Nijjar resigned as President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director of the Registrant.  The Registrant is not aware of any disagreements between Mr. Niijar and any other officer or director of the Registrant. We are providing Mr. Daulat Nijar with a copy of this Current Report concurrent with this filing.  Should any subsequent communications with him regarding his decision to resign reveal any disagreement between him, on one hand, and the Registrant, on the other hand, the Board of Directors of the Registrant or any executive officer of the Registrant regarding our operations, policies or practices, we will amend this Report accordingly to disclose any such disagreement.

Mr. Bobby Nijjar is the son of Mr. Daulat Nijjar.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit 10.5	Bridge Loan dated August 20, 2011 in the original principal amount of $84,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dakota Gold Corp.
(Registrant)

By: /s/ Bobby Nijjar
Name: Bobby Nijjar Title: President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer

Date:  September 7, 2011